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                                                                       EXHIBIT 1

                                    AGREEMENT

     Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Schedule 13D to which this Agreement is attached as Exhibit 1 is filed on behalf of each of us. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.


Dated:  January 7, 2005

                                   OCCIDENTAL PETROLEUM CORPORATION


                                   By:    /s/ JAMES R. HAVERT
                                          ----------------------------
                                   Name:  James R. Havert
                                   Title: Vice President and Treasurer


                                   OCCIDENTAL PETROLEUM INVESTMENT CO.


                                   By:    /s/ JAMES R. HAVERT
                                          ----------------------------
                                   Name:  James R. Havert
                                   Title: Vice President and Treasurer


                                   OCCIDENTAL CHEMICAL HOLDING CORPORATION


                                   By:    /s/ JAMES R. HAVERT
                                          ----------------------------
                                   Name:  James R. Havert
                                   Title: Vice President and Treasurer